Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

One Manhattan West

New York, NY 10001

________

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

December 14, 2020

KINS Technology Group Inc. Four Palo Alto Square, Suite 200 3000 El Camino Real Palo Alto, CA 94306

RE:       KINS Technology Group Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to KINS Technology Group Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) for the purpose of registering with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Company of (a) up to 4,600,000 units of the Company (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase of one share of Class A Common Stock, and (b) all shares of Class A Common Stock and all Warrants to be issued as part of the Units. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1 (File No. 333-249177) (the “Registration Statement”), initially filed by the Company on September 30, 2020 and declared effective by the Commission on December 14, 2020. The Units, and the Class A Common Stock and Warrants, in each case, included as part of the Units, are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)       the Registration Statement;

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(b)       the 462(b) Registration Statement;

(c)       an executed copy of a certificate of Eric Zimits, Secretary and Chief Corporate Development Officer of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)       a copy of the Company’s Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware as of July 20, 2020, and certified pursuant to the Secretary’s Certificate;

(e)       the form of the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”);

(f)       a copy of the Company’s Bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(g)       a copy of certain resolutions of the Board of Directors of the Company adopted on July 27, 2020, October 14, 2020 and December 14, 2020, certified pursuant to the Secretary’s Certificate;

(h)       the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company and UBS Securities LLC, Stifel, Nicolaus & Company, Incorporated, and BTIG, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(i)       the form of Unit certificate (the “Unit Certificate”), filed as Exhibit 4.1 to the Registration Statement;

(j)       the form of Class A Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(k)       the form of Warrant certificate (the “Warrant Certificate”), filed as Exhibit 4.3 to the Registration Statement;

(l)       the form of Warrant Agreement (the “Warrant Agreement”) proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), filed as Exhibit 4.4 to the Registration Statement; and

(m)       a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

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In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Underwriting Agreement, the Unit Certificate, the Warrant Certificate, and the Warrant Agreement.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.       When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2.       When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the shares of Class A Common Stock included in the Units will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per share.

3.       When the Units are delivered by the Company in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)       we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

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(b)       we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)       we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)       we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e)       we have assumed that the Warrant Agent has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by the Warrant Agent of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; and

(f)       to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Units or the Warrant Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)       neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

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(b)       neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP